Kramer, Levin, Naftalis & Frankel
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022-3852
                                (212) 715-9100


Arthur H. Aufses III             Richard Marlin
Thomas D. Balliett               Thomas E. Molner
Jay G. Baris                     Thomas H. Moreland
Saul E. Burian                   Ellen R. Nadler
Barry Michael Cass               Gary P. Naftalis
Thomas E. Constance              Michael J. Nassau
Michael J. Dell                  Michael S. Nelson
Kenneth H. Eckstein              Jay A. Neveloff
Charlotte M. Fischman            Michael S. Oberman
David S. Frankel                 Paul S. Pearlman
Marvin E. Frankel                Susan J.  Penry-Williams
Alan R. Friedman                 Bruce Rabb
Carl Frischling                  Allan E. Reznick
Mark J. Headley                  Scott S. Rosenblum
Robert M. Heller                 Michele D. Ross
Philip S. Kaufman                Max J. Schwartz
Peter S. Kolevzon                Mark B. Segall
Kenneth P. Kopelman              Judith Singer
Michael Paul Korotkin            Howard A. Sobel
Kevin B. Leblang                 Jeffrey S. Trachtman
David P. Levin                   D. Grant Vingoe
Ezra G. Levin                    Harold P. Weinberger
Larry M. Loeb                    E. Lisk Wyckoff, Jr.
Monica C. Lord

                                                                   Martin Balsam
                                                                Joshua M. Berman
                                                                  Jules Buchwald
                                                               Rudolph de Winter
                                                                 Meyer Eisenberg
                                                                  Arthur D. Emil
                                                                   Sherwin Kamin
                                                                Arthur B. Kramer
                                                               Maurice N. Nessen
                                                                 Maxwell M. Rabb
                                                                 James Schreiber
                                                                    Counsel
                                                                    -------

                                                            M. Frances Buchinsky
                                                               Debora K. Grobman
                                                            Christian S. Herzeca
                                                               Pinchas Mendelson
                                                              Lynn R. Saidenberg
                                                              Jonathan M. Wagner
                                                                Special Counsel
                                                                ---------------

                                                                             FAX
                                                                  (212) 715-8000

                                                          WRITER'S DIRECT NUMBER
                                                                  (212) 715-9100



                                                              August 28, 1996



Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, New Jersey 07006


          Re:      Amendment No. 2 to Registration Statement on Form S-3


Ladies and Gentlemen:


     We refer to Amendment No. 2 to Registration Statement on Form S-3 (No. 333-1044) (the "Registration Statement"), to be filed by Greg Manning Auctions, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering by Collectibles Realty Management, Inc. of up to 1,300,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a delayed or continuous basis.


     In connection herewith, we have reviewed copies of the Restated Certificate of Incorporation and By-laws of the Company, resolutions of the Company's Board of Directors, and we have reviewed such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examinations and reviews, we have assumed the genuineness of all signatures on original documents and the conformity to authentic originals of all copies submitted to us as conformed or photostatic copies. We have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company and others.

     We are admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock have been validly authorized and will, when sold in accordance with the terms and conditions of the Registration Statement, be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and reference to our firm under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

     We are delivering this opinion to the Company, and no person other than the Company may rely upon it.


Very truly yours,



KRAMER, LEVIN, NAFTALIS & FRANKEL